                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, For Use of the Commission Only (As Permitted By
    Rule 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 40.14a-12

                         CENTENNIAL COMMUNICATIONS CORP.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

                                       N/A

--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

                                       N/A

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                       N/A

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

                                       N/A

--------------------------------------------------------------------------------

    (5) Total fee paid:

                                       N/A

--------------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

                                       N/A

--------------------------------------------------------------------------------

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    (3) Filing Party:

                                       N/A

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    (4) Date Filed:

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
                                     [Logo]

                        CENTENNIAL COMMUNICATIONS CORP.
                              1305 CAMPUS PARKWAY
                           NEPTUNE, NEW JERSEY 07753
                              -------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 21, 2000
                              -------------------
    The 2000 Annual Meeting of Stockholders of Centennial Communications Corp. (the 'Company') will be held at The Waldorf=Astoria Hotel, 301 Park Avenue, New York, NY 10022, on Thursday, September 21, 2000, at 11:00 a.m., local time. The purposes of the meeting are:
        1. To elect nine directors to serve until the next Annual Meeting of Stockholders and thereafter until their successors are elected and qualified.
        2. To approve the Centennial Communications Corp. and Its Subsidiaries Employee Stock Purchase Plan.
        3. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2001.
        4. To transact such other business as may properly come before the meeting.
    We cordially invite all stockholders to attend. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy.
    The Board of Directors has set August 25, 2000 as the record date for the meeting. This means that owners of common stock at the close of business on that date are entitled to receive notice of and vote at the Annual Meeting.
    We will make available at the location of the Annual Meeting and at the Company's corporate headquarters a list of stockholders as of the close of business on August 25, 2000, for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for a period of at least 10 days prior to the Annual Meeting.
    We enclose with this Notice the Company's Proxy Statement for the Annual Meeting and the Company's 2000 Annual Report to Stockholders.

                                          By Order of the Board of Directors
                                          TONY L. WOLK
                                          TONY L. WOLK,
                                          Vice President, General Counsel

August 29, 2000

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES, OR VOTE BY PHONE OR VIA THE INTERNET. THE PROXY, OR ANY VOTE BY PHONE OR THE INTERNET, IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS USE AT THE ANNUAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED, OR VOTED BY PHONE OR THE INTERNET, TO ASSURE THAT ALL YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING.

                                     [Logo]

                        CENTENNIAL COMMUNICATIONS CORP.
                              1305 CAMPUS PARKWAY
                           NEPTUNE, NEW JERSEY 07753

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

GENERAL

    The Board of Directors of Centennial Communications Corp. ('Centennial' or the 'Company') is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at the 2000 Annual Meeting of Stockholders of the Company to be held at The Waldorf=Astoria Hotel, 301 Park Avenue, New York, NY 10022, on Thursday, September 21, 2000 at 11:00 a.m., local time, and at any adjournment or adjournments of the Annual Meeting. This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about August 30, 2000.

    At the Annual Meeting, stockholders of the Company will be asked to:

     elect nine directors to serve until the next Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

     approve the Centennial Communications Corp. and Its Subsidiaries Employee Stock Purchase Plan; and

     ratify the selection by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2001.

Stockholders may also consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

    The close of business on Friday, August 25, 2000 has been selected as the record date for determining the holders of outstanding shares of the Company's common stock entitled to receive notice of and vote at the Annual Meeting. On August 25, 2000, there were 94,524,735 shares of common stock outstanding. Holders of common stock are entitled to one vote per share. All shares of common stock will vote together as one class on all questions that come before the Annual Meeting.

VOTE REQUIRED

    Votes at the Annual Meeting will be tabulated by inspectors of election appointed by the Company. Shares of common stock represented by a properly signed and returned proxy are considered present at the Annual Meeting for purposes of determining a quorum.

    Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, as a general rule, brokers may vote these shares in their discretion. However, brokers are precluded from exercising their voting discretion on certain types of proposals and, absent specific instructions from the beneficial owner in such cases, brokers may not vote on those proposals. This results in what is known as a 'broker non-vote' on such proposals.

    Election of directors will be determined by a plurality vote of the combined voting power of all shares of common stock present in person or by proxy and voting at the Annual Meeting. Accordingly, votes 'withheld' from director-nominee(s) will not count against the election of such nominee(s). Brokers have discretionary authority to vote on the election of directors.

    Approval of the Centennial Communications Corp. and Its Subsidiaries Employee Stock Purchase Plan requires the favorable vote of a majority of the votes cast on this proposal. Brokers do not have discretionary authority to vote on this item and abstentions and broker non-votes will have the effect of a negative vote.

    Approval of the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2001 requires the favorable vote of a majority of the votes cast on this proposal. Abstentions as to this proposal will not count as votes cast for or against this proposal and will not be included in calculating the number of votes necessary for approval of this proposal. Brokers have discretionary authority to vote on this proposal.

    All other matters will be determined by the vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and voting on such matters. Abstentions and broker non-votes as to particular matters will not count as votes cast for or against such matters and will not be included in calculating the number of votes necessary for approval of such matters.

VIEWING MATERIALS OVER THE INTERNET

    You can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record you can choose this option and save us the cost of producing and mailing these documents. To do so, please mark the designated box on the proxy card or follow the instructions if you vote by telephone or over the Internet. If you own common shares through a bank, broker or other holder of record, the holder of record may send you instructions on how to view future Proxy Statements and Annual Reports over the Internet. If you have not received these instructions and you would like to view these materials over the Internet, please contact the holder of record. If you choose to view the materials online, next year you will receive a proxy card or voting instructions with the Internet address where you can find the materials. Please be aware that you may have to pay for certain costs in connection with online viewing, such as Internet access and telephone charges. Your election to view our Proxy Statements and Annual Reports over the Internet will save the cost of producing and mailing these documents.

HOW TO VOTE

    Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing. You may vote in one of the following ways:

        By Telephone. If you are located in the U.S., you can vote your shares by calling the toll-free telephone number on your proxy card. You may vote by telephone 24 hours a day through 4:00 p.m., Eastern time, on Wednesday, September 20, 2000. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card. If you are an owner in street name, please follow the instructions that accompany your proxy materials.

        Over the Internet. You can also vote your shares over the Internet. Your proxy card indicates the web site you may access for Internet voting. You may vote over the Internet 24 hours a day through 4:00 p.m., Eastern time, on Wednesday, September 20, 2000. As with telephone voting you will be able to confirm that the system has properly recorded your vote. If you are an owner in street name, please follow the instructions that accompany your proxy materials. You may incur costs such as telephone and Internet access charges if you vote over the Internet.

        By Mail. If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

        At the Annual Meeting. The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the Annual Meeting.

        All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as our Board of Directors recommends, namely FOR the election of the nine persons named under 'Election of Directors,' FOR the approval of the Centennial Communications Corp. and Its Subsidiaries Employee Stock Purchase Plan, and FOR ratification of the selection of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2001. The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent allowed by Delaware law, to vote in accordance with their own judgment on such matters.

        Revocation of Proxies. You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our General Counsel, Tony L. Wolk, at Centennial Communications Corp., 1305 Campus Parkway, Neptune, New Jersey 07753, (2) submit a later-dated proxy (or voting instructions if you hold shares in street name), (3) provide subsequent telephone or Internet voting instructions or (4) vote in person at the Annual Meeting.

COST OF SOLICITATION

    We will pay all costs of soliciting the enclosed proxies. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone or facsimile or in person. We also will request persons who hold shares in their names for others to forward copies of this proxy soliciting material to them and to request authority to execute proxies in the accompanying form, and we will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

    The table below contains information regarding the beneficial ownership of our common stock as of August 25, 2000 by each stockholder who owns beneficially 5% or more of the Company's common stock.

    As used in this table, 'beneficial ownership' means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have 'beneficial ownership' of any security that such person has the right to acquire within 60 days after such date. The number of shares beneficially owned by each stockholder is determined according to the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under current rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the 'beneficial owners' of the same shares.

    Unless otherwise noted in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned. The percentage ownership of each stockholder is calculated based on 94,524,735 shares of common stock outstanding on August 25, 2000.

                                                                     BENEFICIAL OWNERSHIP
                      NAME AND ADDRESS                        -----------------------------------
                    OF BENEFICIAL OWNER                       NUMBER OF SHARES   PERCENT OF CLASS
                    -------------------                       ----------------   ----------------
Welsh, Carson, Anderson & Stowe VIII, L.P.(1)...............     51,747,078            54.7%
WCAS Capital Partners III, L.P.(1)..........................      4,879,521             5.2%
Blackstone Investors(2).....................................     28,172,043            29.8%
Thomas E. McInerney(3)......................................     56,626,599            59.9%
Anthony J. de Nicola(4).....................................     56,626,599            59.9%
Rudolph E. Rupert(5)........................................     56,626,599            59.9%
Mark T. Gallogly(6).........................................     28,172,043            29.8%
Lawrence H. Guffey(6).......................................     28,172,043            29.8%

---------

 (1) The address for Welsh, Carson, Anderson & Stowe VIII, L.P. and WCAS Capital Partners III, L.P. is 320 Park Avenue, Suite 2500, New York, New York 10022. Certain of the shares reflected as owned by Welsh, Carson, Anderson & Stowe VIII, L.P. are owned beneficially and of record by Welsh, Carson, Anderson & Stowe VII, L.P. (5,833,053) and WCAS Information Partners, L.P. (204,669), limited partnerships affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. Up to an aggregate of 2,587,356 shares included as beneficially owned by Welsh, Carson, Anderson & Stowe VIII, L.P. are owned beneficially and of record by individuals who are members of the limited liability company that serves as its sole general partner, including Messrs. McInerney, de Nicola and Rupert, and individuals employed by its investment advisor. Messrs. McInerney, de Nicola and Rupert may be deemed to share beneficial ownership of the shares owned by Welsh, Carson, Anderson & Stowe VIII, L.P., and disclaim beneficial ownership of such shares except to the extent owned of record by them.

 (2) The shares beneficially owned by Blackstone Investors are owned by Blackstone CCC Capital Partners L.P. (22,413,222), Blackstone CCC Offshore Capital Partners L.P. (4,068,495) and Blackstone Family Investment Partnership III L.P. (1,690,326). Blackstone Management Associates III L.L.C. ('BMA') is the general partner of each of these partnerships, and Messrs. Peter G. Peterson and Stephen A. Schwarzman, as the founding members of BMA, may be deemed to share, together with BMA, beneficial ownership of such shares. The address of Blackstone Investors, BMA and Messrs. Peterson and Schwarzman is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154. Mr. Gallogly, who is a member of BMA, and Mr. Guffey, who is an employee of affiliates of BMA, disclaim beneficial ownership of such shares.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (3) Mr. McInerney, a director of Centennial, owns of record 465,984 shares of common stock. Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Information Partners, L.P., WCAS Capital Partners III, L.P. and individuals who are members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII's general partner, affiliates of Mr. McInerney, own the remaining shares of common stock reflected as beneficially owned by Mr. McInerney. Mr. McInerney disclaims beneficial ownership of such shares except to the extent owned of record by him.

 (4) Mr. de Nicola, a director of Centennial, owns of record 40,932 shares of common stock. Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Information Partners, L.P., WCAS Capital Partners III, L.P. and individuals who are members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII's general partner, affiliates of Mr. de Nicola, own the remaining shares of common stock reflected as beneficially owned by Mr. de Nicola. Mr. de Nicola disclaims beneficial ownership of such shares except to the extent owned of record by him.

 (5) Mr. Rupert, a director of Centennial, owns of record 40,932 shares of common stock. Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Information Partners, L.P., WCAS Capital Partners III, L.P. and individuals who are members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII's general partner, affiliates of Mr. Rupert, own the remaining shares of common stock reflected as beneficially owned by Mr. Rupert. Mr. Rupert disclaims beneficial ownership of such shares except to the extent owned of record by him.

 (6) Messrs. Gallogly and Guffey, directors of Centennial, do not own of record any shares of common stock. Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Partners L.P. and Blackstone Family Investment Partnership III L.P., affiliates of Messrs. Gallogly and Guffey, own all of the shares of common stock reflected as beneficially owned by them. Messrs. Gallogly and Guffey disclaim beneficial ownership of such shares except to the extent owned of record by either of them.

    Certain of our principal stockholders are parties to a stockholders agreement that is described in detail under 'Certain Relationships and Related Transactions' below.

                             ELECTION OF DIRECTORS

    Nine persons have been nominated for election as directors to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees are currently directors.

    Under the amended and restated stockholders agreement described in detail under 'Certain Relationships and Related Transactions,' our principal stockholders have agreed to establish and maintain a Board of Directors consisting of up to nine members, or as otherwise agreed by the principal stockholders. The parties entered into the stockholders agreement in connection with the January 1999 merger in which these stockholders acquired a 92.9% ownership interest in the Company. Pursuant to the stockholders agreement, our directors are elected as described below:

        So long as the Welsh, Carson investors own 25% of the common stock purchased by them on January 7, 1999, they can elect three directors. Currently Thomas E. McInerney, Anthony J. de Nicola and Rudolph E. Rupert serve as the Welsh, Carson investors' board representatives. The chairman of our Board of Directors, who is currently Thomas E. McInerney, is selected by the Welsh, Carson investors.

        So long as the Blackstone investors own 25% of the common stock purchased by them on January 7, 1999, they can elect two directors. Currently Mark T. Gallogly and Lawrence H. Guffey serve as the Blackstone investors' board representatives.

        Our Chief Executive Officer, who is currently Michael J. Small, serves on our Board of Directors.

    Up to three additional directors are elected by all of the stockholders, including our principal stockholders. These independent directors must be qualified as outside directors under NASDAQ rules and cannot be members of our management or affiliated with any of our stockholders who are party to the amended and restated stockholders agreement.

    The parties to the amended and restated stockholders agreement will vote for the election of the nominees named below unless, by reason of death or other unexpected occurrence, one or more of such nominees is not available for election. If a nominee is unavailable to serve, the parties to the stockholders agreement, and in the absence of instructions to the contrary the proxy holders named in the accompanying proxy, will vote for a substitute nominee or nominees designated by the Board of Directors or the respective party to the stockholders agreement, or, if no substitute nominee or nominees are so designated, the membership of the Board of Directors will be reduced. The Board of Directors has no reason to believe that any of the nominees listed below will not be available to serve.

The following table sets forth certain information concerning the nominees and their ownership of common stock as of August 25, 2000.

                                              PRINCIPAL OCCUPATION,
         NOMINEE, AGE, YEAR                 OTHER BUSINESS EXPERIENCE         NUMBER OF SHARES      PERCENT
        FIRST BECAME DIRECTOR                AND OTHER DIRECTORSHIPS        BENEFICIALLY OWNED(1)   OF CLASS
        ---------------------                -----------------------        ---------------------   --------
Thomas E. McInerney(2) ..............  Mr. McInerney is a director and the       56,626,599(3)        59.9%
 Age: 58                               Chairman of the Board of Directors
 Director since: January 7, 1999       of the Company. He has served as a
                                       general partner of Welsh, Carson,
                                       Anderson & Stowe and other
                                       associated investment partnerships
                                       since 1986. He is a director of The
                                       Cerplex Group, Inc., The BISYS
                                       Group, Inc., MedE America
                                       Corporation, SpectraSite Holdings,
                                       Inc. and several private companies.

Carmen Ana Culpeper .................  Ms. Culpeper is a director of the                200(4)           *
 Age: 55                               Company. From April 1999 to
 Director since: July 26, 2000         present, Ms. Culpeper has served as
                                       President of C. Culpeper &
                                       Associates, a financial advisory
                                       and management consulting firm. She
                                       was president of the Puerto Rico
                                       Chamber of Commerce from June 1999
                                       to June 2000 and continues to serve
                                       on its Executive Board. She was
                                       President of the Puerto Rico
                                       Telephone Company from April 1997
                                       to March 1999 and from October 1996
                                       to March 1997 she was President of
                                       Finapri, Inc., an insurance finance
                                       company. From October 1995 to March
                                       1997, Ms. Culpeper was an
                                       independent broker at Clark Melvin
                                       Securities and prior to that held
                                       various positions in corporate
                                       finance at, among others,
                                       Donaldson, Lufkin & Jenrette and
                                       Citibank. Ms. Culpeper is a
                                       director of Santander Bancorp, the
                                       second largest bank in Puerto Rico.

Anthony J. de Nicola(2)(5) ..........  Mr. de Nicola is a director of the        56,626,599(6)        59.9%
 Age: 36                               Company. He has served as a
 Director since: January 7, 1999       managing member or general partner
                                       of Welsh, Carson, Anderson & Stowe
                                       and other associated investment
                                       partnerships since 1994. Previously
                                       he worked for William Blair & Co.
                                       for four years in the merchant
                                       banking area. He is a director of
                                       BTI Telecom Corp., CFW
                                       Communications, Valor
                                       Telecommunications, LLC, Alliance
                                       Data Systems, Inc. and several
                                       private companies.

                                                  (table continued on next page)

(table continued from previous page)

                                              PRINCIPAL OCCUPATION,
         NOMINEE, AGE, YEAR                 OTHER BUSINESS EXPERIENCE         NUMBER OF SHARES      PERCENT
        FIRST BECAME DIRECTOR                AND OTHER DIRECTORSHIPS        BENEFICIALLY OWNED(1)   OF CLASS
        ---------------------                -----------------------        ---------------------   --------
Mark T. Gallogly(2) .................  Mr. Gallogly is a director of the         28,172,043(7)        29.8%
 Age: 43                               Company. He is a member of the
 Director since: January 7, 1999       limited liability company which
                                       acts as the general partner of
                                       Blackstone Capital Partners, L.P.
                                       and its affiliates. He is a Senior
                                       Managing Director of The Blackstone
                                       Group L.P. and has been with
                                       Blackstone since 1989. Mr. Gallogly
                                       is a director of several private
                                       companies.

Lawrence H. Guffey(5) ...............  Mr. Guffey is a director of the           28,172,043(7)        29.8%
 Age: 32                               Company. He is a managing director
 Director since: January 7, 1999       of The Blackstone Group, L.P., and
                                       he has been with Blackstone since
                                       1991. Mr. Guffey is a director of
                                       several private companies.

Rudolph E. Rupert ...................  Mr. Rupert is a director of the           56,626,599(8)        59.9%
 Age: 34                               Company. In April 1999, he became a
 Director since: January 7, 1999       general partner of Welsh, Carson,
                                       Anderson & Stowe and other
                                       associated investment partnerships.
                                       He was a Vice President from 1997
                                       to April 1999. From 1994 to 1997,
                                       he worked at General Atlantic
                                       Partners where he was involved in
                                       the information technology
                                       industry. From 1987 to 1992, he
                                       worked for Lazard Freres and
                                       Company. Mr. Rupert is a director
                                       of several private companies.

                                                  (table continued on next page)

(table continued from previous page)

                                              PRINCIPAL OCCUPATION,
         NOMINEE, AGE, YEAR                 OTHER BUSINESS EXPERIENCE         NUMBER OF SHARES      PERCENT
        FIRST BECAME DIRECTOR                AND OTHER DIRECTORSHIPS        BENEFICIALLY OWNED(1)   OF CLASS
        ---------------------                -----------------------        ---------------------   --------
John M. 'Jack' Scanlon ..............  Mr. Scanlon is a director of the               4,500(9)        *
 Age: 58                               Company. He has been Vice Chairman
 Director since: May 18, 2000          of Asia Global Crossing, a joint
                                       venture established by Global
                                       Crossing, Ltd. and others to
                                       provide advanced network-based
                                       telecommunications services to
                                       businesses and  consumers
                                       throughout Asia, since
                                       March 2000. Mr. Scanlon was Chief
                                       Executive Officer of Global
                                       Crossing, Ltd., a provider of
                                       global Internet Protocol and data
                                       services, from April 1998 to March
                                       1999 and Vice Chairman of Global
                                       Crossing from March 1999 to March
                                       2000. In addition, he was Chief
                                       Executive Officer of Asia Global
                                       Crossing from September 1999 to
                                       February 2000. Prior to joining
                                       Global Crossing, Mr. Scanlon was
                                       President and General Manager of
                                       the Cellular Networks and Space
                                       Sector of Motorola Inc. and had
                                       been affiliated with Motorola Inc.
                                       since 1990. Mr. Scanlon is also a
                                       director of Global Crossing and
                                       several private companies.

Michael J. Small ....................  Mr. Small is a director of the               805,835(10)       *
 Age: 42                               Company. He is President and Chief
 Director since: January 7, 1999       Executive Officer of the Company.
                                       Prior to joining the Company, Mr.
                                       Small served as Executive Vice
                                       President and Chief Financial
                                       Officer of 360[d] Communications
                                       Company (now a subsidiary of ALLTEL
                                       Corporation) since 1995. Prior to
                                       1995, he served as President of
                                       Lynch Corporation, a diversified
                                       acquisition-oriented company with
                                       operations in telecommunications,
                                       manufacturing and transportation
                                       services.

                                                  (table continued on next page)

(table continued from previous page)

                                              PRINCIPAL OCCUPATION,
         NOMINEE, AGE, YEAR                 OTHER BUSINESS EXPERIENCE         NUMBER OF SHARES      PERCENT
        FIRST BECAME DIRECTOR                AND OTHER DIRECTORSHIPS        BENEFICIALLY OWNED(1)   OF CLASS
        ---------------------                -----------------------        ---------------------   --------
J. Stephen Vanderwoude(5) ...........  Mr. Vanderwoude is a director of               7,500(11)       *
 Age: 56                               the Company. He is Chairman and
 Director since: October 20, 1999      Chief Executive Officer of Madison
                                       River Communications LLC, an
                                       integrated communications provider,
                                       since 1996. Previously he was
                                       President, Chief Executive Officer
                                       and a director of Powerhouse
                                       Technologies, Inc., and a director
                                       of V-Band Corporation. He is
                                       currently a director of First
                                       Midwest Bancorp, and One Stop
                                       Telecommunications, Inc. He
                                       formerly was President and Chief
                                       Operating Officer and a director of
                                       Centel Corporation, and President
                                       of the local telecommunications
                                       division of Sprint Corporation.

---------

*   Less than 1%.

 (1) As used in this table, 'beneficial ownership' means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have 'beneficial ownership' of any security that such person has the right to acquire within 60 days after such date.

 (2) Member of the compensation committee.

 (3) See note (3) to the table under 'Principal Stockholders of the Company.'

 (4) Consists of 200 shares which Ms. Culpeper owns directly.

 (5) Member of the audit committee.

 (6) See note (4) to the table under 'Principal Stockholders of the Company.'

 (7) See note (6) to the table under 'Principal Stockholders of the Company.'

 (8) See note (5) to the table under 'Principal Stockholders of the Company.'

 (9) Consists of 4,500 shares which Mr. Scanlon has the right to acquire pursuant to a stock option grant.

(10) Consists of 126,669 shares which Mr. Small owns directly and 679,166 shares which Mr. Small has the right to acquire pursuant to a stock option grant.

(11) Consists of 3,000 shares which Mr. Vanderwoude owns directly and 4,500 shares which Mr. Vanderwoude has the right to acquire pursuant to a stock option grant.

COMMITTEES AND MEETINGS OF THE BOARD

    The Board of Directors met seven times during the fiscal year ended May 31, 2000. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees of which said director was a member, except for Rudolph E. Rupert, due to illness, and Messrs. Gallogly and Guffey, who each attended five of eight such meetings.

    Our compensation committee makes recommendations to our Board of Directors concerning the salary and cash bonus compensation for our chief executive officer and determines the salary and cash bonus compensation for our other executive officers and senior management. Our compensation committee also administers, determines the participants under and selects the recipients of awards under the Centennial Communications Corp. and its Subsidiaries 1999 Stock Option and Restricted Stock Purchase Plan. The compensation committee met once during the fiscal year ended May 31, 2000.

    Our audit committee recommends our independent auditors to our Board of Directors and reviews with the independent auditors the scope and results of the independent audits, corporate accounting, internal accounting control procedures, adequacy and appropriateness of financial reporting to stockholders, and such other related matters as the audit committee considers to be appropriate. Our Board of Directors has adopted an audit committee charter, a copy of which is attached to this Proxy Statement.

    The audit committee met once during the fiscal year ended May 31, 2000.

    The Company has not designated a nominating committee or other committee performing a similar function. Such matters, to the extent not dealt with in the amended and restated stockholders agreement, are discussed by the Board of Directors as a whole.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the Securities Exchange Commission. The SEC rules also require such reporting persons to furnish the Company with a copy of all Section 16(a) forms they file.

    Based solely on a review of the copies of the forms which the Company received and written representations from certain reporting persons, the Company believes that, during the fiscal year ended May 31, 2000, all Section 16(a) filing requirements applicable to its reporting persons were met.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (based on amounts reported as salary and bonus for fiscal 2000) for each of the Company's last three fiscal years (collectively the 'Named Executives').

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                                                 -----------------------
                                                                                         AWARDS
                                                                                 -----------------------
                                                           ANNUAL COMPENSATION   RESTRICTED
                                                           -------------------     STOCK       OPTIONS/       ALL OTHER
        NAME AND PRINCIPAL POSITION          FISCAL YEAR    SALARY     BONUS     AWARDS($)     SARS(#)     COMPENSATION($)
        ---------------------------          -----------    ------     -----     ---------     -------     ---------------
Michael J. Small ..........................     2000       $272,917   $248,621     - 0 -        360,000        $   917(1)
 President and Chief Executive Officer          1999        100,379    283,500     - 0 -      1,215,000          - 0 -(2)
                                                1998        - 0 -      - 0 -       - 0 -        - 0 -            - 0 -
Carlos Bofill .............................     2000        123,333    135,594     - 0 -        600,000          - 0 -(2)
 Chief Executive Officer -- Caribbean           1999        - 0 -      - 0 -       - 0 -        - 0 -            - 0 -
 Operations                                     1998        - 0 -      - 0 -       - 0 -        - 0 -            - 0 -
Phillip Mayberry ..........................     2000        175,000    141,698     - 0 -         90,000          3,249(1)
 President -- Domestic Operations               1999        175,000    182,500     - 0 -        450,000          2,292(1)
                                                1998        172,083    125,000    $242,188(3)    60,000          4,750(1)
Kari Jordan ...............................     2000        165,000     81,888     - 0 -         60,000         35,237(1)
 President -- Puerto Rico Operations            1999        154,783    134,620     - 0 -        360,000          1,650(1)
                                                1998         57,283     70,000      48,438(3)    30,000          - 0 -
Peter W. Chehayl ..........................     2000        169,583    102,820     - 0 -         80,000            708(1)(2)
 Chief Financial Officer                        1999         66,250    113,400     - 0 -        225,000          - 0 -
                                                1998        - 0 -      - 0 -       - 0 -        - 0 -            - 0 -

---------

(1) Consists of matching contributions made by the Company on behalf of the Named Executives under the Company's 401(k) Retirement Investment Plan, and in the case of Ms. Jordan, $30,000 of rental payments made by the Company on behalf of Ms. Jordan.

(2) Does not include reimbursement of relocation expenses of $88,695 for Mr. Small, $19,979 for Mr. Bofill and $122,694 for Mr. Chehayl.

(3) The value indicated is based on the closing price of the common stock on February 23, 1998, the date of the grant. The shares underlying the restricted stock were purchased in connection with the merger on January 7, 1999 at $41.50 per share.

EMPLOYMENT AGREEMENTS

    In connection with the January 1999 merger, we entered into an employment agreement with Michael Small, our President and Chief Executive Officer. Mr. Small's base salary for fiscal 2001 is $320,000 per annum. He is also entitled to an annual bonus, as determined based on such performance-based criteria as are established by the Board of Directors. The Compensation Committee has determined that the target bonus for fiscal 2001 will be $292,500, subject to achievement of specified performance targets. The initial term of Mr. Small's employment agreement expires on September 30, 2002, but will automatically renew for subsequent one-year terms unless either we or Mr. Small give notice of non-renewal at least 90 days before the expiration of the initial or any renewal term. If we terminate Mr. Small's employment other than as a result of his failing to comply with the terms of the employment agreement, or if Mr. Small terminates his employment with us because we failed to comply with the agreement, he is entitled to continue to receive his base salary with respect to the one-year period following such termination, a pro rata portion of any bonus payable for the fiscal year in which such termination occurs, and certain other fringe benefits. On January 7, 1999, Mr. Small also received incentive stock options and non-qualified stock options to purchase an aggregate 1,215,000 shares of common stock, vesting on July 31 of each year beginning with the fiscal year ended May 31, 1999 if we attain certain EBITDA targets. If the performance targets are not met, Mr. Small's stock options will vest over four years commencing January 7, 2006. These stock options are subject to accelerated vesting if Mr. Small's employment is terminated by us other than as a result of his failing to comply with the terms of the employment agreement or if he quits because we failed to comply with the agreement following a change of control of the Company. During the employment term and for a period of one year following the termination of his employment, except if he quits because we failed to comply with the agreement, Mr. Small is subject to non-competition and non-solicitation provisions.

STOCK OPTIONS

    The table below contains information concerning options granted to each of the Named Executives in the fiscal year ended May 31, 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                             ------------------------------------------
                              NUMBER OF     PERCENT OF TOTAL                                  POTENTIAL REALIZABLE VALUE AT ASSUMED
                              SECURITIES      OPTIONS/SARS     EXERCISE                            ANNUAL RATES OF STOCK PRICE
                              UNDERLYING       GRANTED TO      OF BASE                           APPRECIATION FOR OPTION TERM(3)
                             OPTIONS/SARS     EMPLOYEES IN      PRICE                        ---------------------------------------
           NAME               GRANTED(#)      FISCAL YEAR       ($/SH)    EXPIRATION DATE             5%                  10%
           ----               ----------      -----------       ------    ---------------             --                  ---
Michael J. Small...........    360,000(1)         10.3%        $12.3958   June 25, 2009           $2,807,386          $ 7,114,466
Carlos Bofill..............    600,000(1)         17.2          16.4272   October 20, 2009         6,199,643           15,711,113
Phillip Mayberry...........     90,000(1)          2.6          12.3958   June 25, 2009              701,846            1,778,617
Kari Jordan................     60,000(1)          1.7          12.3958   June 25, 2009              467,898            1,185,744
Peter W. Chehayl...........     60,000(1)          1.7          12.3958   June 25, 2009              467,898            1,185,744
Peter W. Chehayl...........     20,000(2)          0.6          16.1275   May 25, 2010               202,881              514,141

---------

(1) These options vest 25% per year on each July 31 commencing July 31, 2000 if we attain certain EBITDA targets. If these targets are not met, the options vest 25% per year beginning on the seven year anniversary of the grant date.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) These options vest 25% per year on each May 25 commencing May 25, 2001.

(3) The information with respect to potential realizable value is presented in accordance with the requirements of the SEC and is not necessarily indicative of the actual value that such options will have to the Named Executives. To realize the potential values set forth in the 5% and 10% columns, the price per share of the common stock of the Company would have to be $20.20 and $32.16, respectively, for the grants on June 25, 1999 at an exercise price of $12.40 per share; $26.76 and $42.62, respectively, for the grant on October 20, 2000 at an exercise price of $16.43 per share; and $26.27 and $41.84, respectively, for the grant on May 25, 1999 at an exercise price of $16.13 per share.

    The table below summarizes the exercise of stock options during fiscal 2000 by the Named Executives and provides information as to the unexercised stock options held by them at the end of the 2000 fiscal year on May 31, 2000.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2000
                   AND FISCAL YEAR-END 2000 OPTION/SAR VALUES

                                                                       NUMBER OF
                                                                        SHARES              VALUE OF
                                                                      UNDERLYING           UNEXERCISED
                                                                      UNEXERCISED         IN-THE-MONEY
                                                                    OPTIONS/SARS AT      OPTIONS/SARS AT
                                                                     FY-END(#)(1)         FY-END($)(1)
                                       SHARES                       ---------------   ---------------------
                                      ACQUIRED         VALUE         EXERCISABLE/         EXERCISABLE/
               NAME                  ON EXERCISE   REALIZED($)(1)    UNEXERCISABLE        UNEXERCISABLE
               ----                  -----------   --------------    -------------        -------------
Michael J. Small..................      21,669        $516,294      686,666/866,666   $6,948,075/$7,551,831
Carlos Bofill.....................     - 0 -          - 0 -         150,000/450,000       - 0 - / - 0 -
Phillip Mayberry..................      21,669        $499,663      236,666/281,666   $2,461,038/$2,611,977
Kari Jordan.......................     - 0 -          - 0 -         195,000/225,000   $2,055,315/$2,155,941
Peter W. Chehayl..................      21,669        $499,663      116,666/166,666   $1,182,755/$1,283,381

---------

(1) Calculated by determining the difference between the exercise price and the closing price of the Company's common stock on the exercise date or May 31, 2000, as the case may be.

DIRECTOR COMPENSATION

    Each non-employee director (other than the Welsh, Carson and Blackstone directors) receives a $15,000 annual retainer, $1,500 for each Board meeting attended in person or telephonically and an annual award of an option to purchase 4,500 shares of Centennial common stock. During fiscal 2000, the Welsh, Carson and Blackstone directors received no compensation for serving as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of our board's compensation committee are Thomas P. McInerney, Anthony J. de Nicola and Mark T. Gallogly. Messrs. McInerney and de Nicola are managing members of Welsh, Carson, Anderson & Stowe. Mr. Gallogly is a member of the limited liability company that acts as the general partner of Blackstone Capital Partners, L.P. and its affiliates and is a Senior Managing Director of The Blackstone Group L.P. Because of these affiliations, Messrs. McInerney, de Nicola and Gallogly may be deemed to have a material interest in the matters described under 'Certain Relationships and Related Transactions.'

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The compensation committee makes recommendations to our Board of Directors concerning the salary and cash bonus compensation for our chief executive officer and determines the salary and cash bonus compensation for our other executive officers and senior management. The compensation committee is mindful of the Company's commitment to being a provider of quality wireless telephone and related services in the areas in which it operates. To realize these objectives, the Company's compensation levels must be such as to motivate and retain these individuals as well as to attract new talent, as necessary. The compensation to these executives consists of base salary, cash bonus compensation and equity incentives.

    In setting the compensation level of our executive officers and senior management other than Mr. Small, the compensation committee will rely upon the recommendation of Mr. Small, the President and Chief Executive of the Company, as the person in the best position to judge the respective performances of said individuals. In this regard the compensation committee will take into consideration Mr. Small's evaluation of the potential contributions of these individuals toward (i) increasing revenues, (ii) increasing the number of subscribers, (iii) increasing cash flow, (iv) meeting budgetary objectives, (v) the development of the Company's communications systems businesses and (vi) the successful completion of certain acquisitions, dispositions and financings. Mr. Small's compensation is determined by the compensation committee based on similar factors as outlined above.

    The compensation committee administers and makes grants under the Centennial Communications Corp. and its Subsidiaries 1999 Stock Option and Restricted Stock Purchase Plan.

    During the last fiscal year, the Company retained an outside organization to evaluate our compensation packages as compared to that of other companies similar in size and scope to Centennial. The report of that organization was shared with the compensation committee. The compensation committee's recommendations for compensation for fiscal 2000 were accepted by the Board of Directors.

                                          Compensation Committee
                                          Thomas P. McInerney
                                          Anthony J. de Nicola
                                          Mark T. Gallogly

PERFORMANCE GRAPH

    The following graph compares the total returns (assuming reinvestment of dividends) on the Company's common stock, the Nasdaq Stock Market -- US Index (which includes Centennial), the Nasdaq Telecommunications Index (which includes Centennial), and the peer group index presented in our 1999 Proxy Statement. Last year's peer group consisted of the following four corporations in the wireless telephone business selected by the Company in good faith: Commnet Cellular Inc., Cellular Communications Inc. -- New, Vanguard Cellular Systems Inc. and Nextel Communications Inc. Of these corporations, only Nextel Communications remains a publicly traded company. Accordingly, we have added this year the comparison to the Nasdaq Telecommunications Index, which will replace the prior peer group comparison. The graph assumes $100 invested in the Company's common stock or in each of the indices on May 31, 1995, including the reinvestment of dividends, if any.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
 CENTENNIAL COMMUNICATIONS CORP., THE NASDAQ STOCK MARKET -- U.S. INDEX, NASDAQ
                   TELECOMMUNICATIONS INDEX AND A PEER GROUP


                            [PERFORMANCE GRAPH]

                            CUMULATIVE TOTAL RETURN


                                                  5/95   5/96   5/97   5/98    5/99     5/00
Centennial Communications Corp.                   $100   $124   $102   $255   $1,000    1,031
  Nasdaq Stock Market (U.S.)                      $100   $145   $164   $208   $  294   $  402
  Nasdaq Telecommunications Index                 $100   $139   $137   $228   $  411   $  393
  Peer Group                                      $100   $154   $109   $175   $  273   $  686

BENEFICIAL OWNERSHIP BY MANAGEMENT

    The following table sets forth, as of August 25, 2000, certain information with respect to the beneficial ownership of shares of common stock by certain Named Executives of the Company and all directors and executive officers as a group. See 'Election of Directors' for ownership by directors and the Named Executives not listed below.

                                                               SHARES OF STOCK         PERCENT
                            NAME                              BENEFICIALLY OWNED       OF CLASS
                            ----                              ------------------       --------
Carlos Bofill...............................................         150,000(1)             *
Phillip Mayberry............................................         258,335(2)             *
Kari Jordan.................................................         195,000(3)             *
Peter W. Chehayl............................................         163,335(4)             *
All directors and executive officers as a group (17
  persons)..................................................      86,706,234(5)          91.7%

---------

*  Less than 1%.

(1) Consists of 150,000 shares which Mr. Bofill has the right to acquire pursuant to a stock option grant.

(2) Consists of 21,669 shares which Mr. Mayberry owns directly and 236,666 shares which Mr. Mayberry has the right to acquire pursuant to stock option grants.

(3) Consists of 195,000 shares which Ms. Jordan has the right to acquire pursuant to stock option grants.

(4) Consists of 49,169 shares which Mr. Chehayl owns directly and 114,166 shares which Mr. Chehayl has the right to acquire pursuant to stock option grants.

(5) Consists of 85,033,113 shares owned directly by such persons and 1,673,121 shares which may be acquired by such persons pursuant to stock option grants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCKHOLDERS AGREEMENT

    On January 7, 1999, each of the stockholders of CCW Acquisition Corp. and CCW Acquisition Corp. entered into a stockholders agreement. The stockholders agreement became the Company's obligation when we merged with CCW Acquisition Corp. on January 7, 1999. These stockholders included Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Capital Partners III, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Information Partners, L.P., WCA Management Corporation, thirteen investment professionals employed by WCA Management Corporation, and three trusts for the benefit of family members of one of these investment professionals; three investment funds controlled by The Blackstone Group; Michael J. Small and an individual retirement account for his benefit; Peter W. Chehayl, Chief Financial Officer of the Company; and Edward G. Owen, Vice President, Corporate Development, of the Company. The original stockholders agreement was superseded by a first amended and restated stockholders agreement on January 20, 1999 in connection with the transfer by WCA Management Corporation of its equity interest in the Company to another investment fund. Under the amended and restated stockholders agreement, our principal stockholders have agreed to establish and maintain for the Company a Board of Directors in the manner described under 'Election of Directors.'

    The amended and restated stockholders agreement calls for the creation of
(i) a compensation committee consisting of three directors, two of whom are selected by the Welsh, Carson investors and one of whom is selected by the Blackstone investors, and (ii) an audit committee consisting of three directors, one of whom is selected by the Welsh, Carson investors and one of whom is selected by the Blackstone investors. The amended and restated stockholders agreement requires that each other committee of our Board of Directors consist of at least two members, one of whom is selected by the Welsh, Carson investors and one of whom is selected by the Blackstone investors.

    The amended and restated stockholders agreement places restrictions on the ability of Messrs. Small, Chehayl and Owen to transfer shares of common stock owned in their names or on their behalf without the consent of the Welsh, Carson investors. Exceptions have been made for transfers in registered public offerings or to their spouses or children or to family trusts. In addition, the amended and restated stockholders agreement allows the Welsh, Carson investors to repurchase at fair market value any shares owned by any of these management investors at the time of the termination of their employment.

    The amended and restated stockholders agreement grants The Blackstone Group investors, Messrs. Small, Chehayl and Owen, Signal/Centennial Partners, L.L.C. and Guayacan Private Equity Fund, L.P. the right to participate in any sale of common stock by any of the Welsh, Carson investors. These co-sale provisions do not apply to transfers by Welsh, Carson investors to affiliates, transfers by any of the Welsh, Carson investors that are limited partnerships to their limited partners and transfers by Welsh, Carson investors that are individuals to their spouses or children or to family trusts.

    The amended and restated stockholders agreement grants the Welsh, Carson investors the right to require the Blackstone investors, Messrs. Small, Chehayl and Owen, and Signal/Centennial Partners, L.L.C. and Guayacan Private Equity Fund, L.P. to sell their shares of common stock to a third party who offers to buy at least 80% of our capital stock. The sale of the Company must be for cash or marketable securities and must require that we pay the fees and expenses of the selling stockholders. This right will terminate if and when the Blackstone investors own more shares of common stock than the Welsh, Carson investors.

    We have granted preemptive rights to purchase shares of our common stock in proportion to the ownership of the stockholder in the situations described below to the Welsh, Carson investors, the Blackstone investors, Messrs. Small, Chehayl and Owen, and Signal/Centennial Partners, L.L.C. and Guayacan Private Equity Fund, L.P. These preemptive rights apply to any sale by us of common stock or securities convertible into or exchangeable for common stock such as convertible debt, options or warrants. Issuances of employee stock options and registered public offerings are excluded from the preemptive rights provisions of the amended and restated stockholders agreement.

    The amended and restated stockholders agreement grants to the Welsh, Carson investors a right of first offer that applies to sales of common stock by the Blackstone investors. In other words, if any of the Blackstone investors wishes to sell it shares, it must first allow the Welsh, Carson investors to make an offer to purchase the shares. If an offer is made by any of the Welsh, Carson investors, the Blackstone investors cannot sell the shares to a third party on material terms which are the same as, or more favorable, in the aggregate, to, the terms offered by the Welsh, Carson investors for the shares. This right of first offer does not apply to sales by the Blackstone investors to their affiliates, sales pursuant to registered public offerings or sales in compliance with the Securities Act or distributions by any of the Blackstone investors which are limited partnerships to their limited partners.

    We have agreed not to take any of the following actions without the approval of the Welsh, Carson investors and the Blackstone investors until the amended and restated stockholders agreement is terminated:

    (1) amend, alter or repeal our certificate of incorporation or our by-laws in any manner that adversely affects the rights of the holders of our common stock generally, or the rights of the stockholders party to the amended and restated stockholders agreement,

    (2) enter into, or permit any of our subsidiaries to enter into, any transaction (other than normal employment arrangements, benefit programs and employee incentive option programs on reasonable terms, any transaction with a director that is approved by our Board of Directors in accordance with Delaware law, customer transactions in the ordinary course of business, and the transactions contemplated by the amended and restated registration rights agreement described below) with any of our subsidiaries' officers, directors or employees, any person related by blood or marriage to any of our subsidiaries' officers, directors or employees, any entity in which any of our subsidiaries' officers, directors or employees owns any beneficial interest, any stockholder that owns, directly or indirectly, at least 25% of our outstanding capital stock or any affiliate of any 25% stockholder.

    Under the amended and restated stockholders agreement, each of the Welsh, Carson Investors, the Blackstone investors, Messrs. Small, Chehayl and Owen, and Signal/Centennial Partners, L.L.C. and Guayacan Private Equity Fund, L.P. have agreed not to, and agreed to cause their affiliates not to, directly or indirectly, alone or in concert with others, without the prior written consent of the Welsh, Carson investors, take any of the following actions:

    (1) effect, seek, offer, engage in, propose or participate in any acquisition of beneficial ownership of our equity or debt securities other than (a) pursuant to the preemptive rights granted under the amended and restated stockholders agreement, (b) acquisitions from other stockholders who have signed the amended and restated stockholders agreement or (c) any stock dividend, stock reclassification or other distribution or dividends to the holders of our common stock generally,

    (2) any extraordinary transaction such as a merger or tender offer involving our company or any material portion of our business,

    (3) any solicitation of proxies with respect to the Company or any action resulting in any stockholder party to the amended and restated stockholders agreement or any of its affiliates becoming a participant in any board of director election contest with respect to the Company,

    (4) propose any matter for submission to a vote of stockholders of the Company,

    (5) seek to remove or appoint directors of the Company outside of the provisions of the amended and restated stockholders agreement, or

    (6) form, join or in any way participate in or assist in the formation of a group of two or more persons for the purposes of acquiring, holding, voting, or disposing of equity securities of the

        Company, other than any group consisting exclusively of stockholders who have signed the amended and restated stockholders agreement and their affiliates.

    Under the amended and restated stockholders agreement, we are required to pay WCA Management Corporation an annual monitoring fee of $450,000 plus reasonable expenses and Blackstone Management Partners III, L.L.C. an annual monitoring fee of $300,000 plus reasonable expenses. We will no longer be required to pay these management fees if either the Welsh, Carson investors or the Blackstone investors sells 75% of the shares purchased by them on January 7, 1999.

    All of the provisions of the amended and restated stockholders agreement that are described above, other than the provisions governing the election of our Board of Directors and the composition of its committees, will terminate upon the earlier to occur of the completion of a registered public offering of common stock raising not less than $50 million for the Company, and the transfer by either the Welsh, Carson investors or the Blackstone investors of 50% or more of the shares of common stock purchased by them on January 7, 1999.

    The provisions of the amended and restated stockholders agreement governing the election of our Board of Directors and the composition of its committees will terminate upon the earlier to occur of the completion of a registered public offering of common stock raising not less than $50 million for our company, and the transfer by both the Welsh, Carson investors and the Blackstone investors of 50% or more of the shares of common stock purchased by them on January 7, 1999.

REGISTRATION RIGHTS AGREEMENT

    On January 7, 1999 each of the stockholders of CCW Acquisition Corp. and CCW Acquisition Corp. entered into a registration rights agreement. The registration rights agreement became the Company's obligation when we merged with CCW Acquisition Corp. on January 7, 1999. The original registration rights agreement was superseded by a first amended and restated registration rights agreement on January 20, 1999 in connection with the transfer by WCA Management Corporation of its equity interest in the Company to another investment fund.

    The amended and restated registration rights agreement grants the Welsh, Carson investors and the Blackstone investors the right to require the Company to register their shares of common stock under the Securities Act at any time on or after January 7, 2002. The amended and restated registration rights agreement also grants each of the Welsh, Carson investors, the Blackstone investors, Messrs. Small, Chehayl and Owen, and Signal/Centennial Partners, L.L.C. and Guayacan Private Equity Fund, L.P. the right to include, at their request, shares of common stock owned by them in registrations under the Securities Act by the Company.

                APPROVAL OF THE CENTENNIAL COMMUNICATIONS CORP.
                 AND SUBSIDIARIES EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    The Board of Directors is proposing for stockholder approval the Centennial Communications Corp. and Its Subsidiaries Employee Stock Purchase Plan (the 'Stock Purchase Plan'). The Board of Directors approved the Stock Purchase Plan in June 2000, subject to stockholder approval at the Annual Meeting. The purpose of the Stock Purchase Plan is to enable eligible employees of the Company and its subsidiaries to acquire proprietary interests in the Company through the ownership of common stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and to encourage them to devote their best efforts to the business and financial success of the Company. The Board of Directors believe that the Company's policy of encouraging stock ownership by eligible employees through purchases of common stock under the Stock Purchase Plan is a significant factor in its ability to attract and retain such employees.

DESCRIPTION OF THE STOCK PURCHASE PLAN

    Administration. The Stock Purchase Plan is administered by the compensation committee of the Company's Board of Directors, which acts in a managerial capacity. The members of the compensation committee are appointed by, and serve at the discretion of, the Board of Directors. The compensation committee currently consists of Thomas E. McInerney, Anthony J. de Nicola and Mark T. Gallogly. The compensation committee has the power to adopt, administer and interpret rules and regulations for carrying out the Stock Purchase Plan. The compensation committee also has the authority to make amendments to the Stock Purchase Plan, other than amendments that increase the maximum number of shares available for sale under the Stock Purchase Plan or expand the class of persons eligible to participate in the Stock Purchase Plan beyond employees of the Company and its subsidiaries.

    Purchase of Shares. Under the Stock Purchase Plan, during each purchase period, eligible employees are entitled to purchase shares of common stock at a price equal to 85% of the lower of (i) the average of the high and low prices of the common stock on the first day of the purchase period and (ii) the average of the high and low prices of the common stock on the last day of the purchase period. The compensation committee will establish the purchase periods, which we anticipate will generally be one year periods. The first purchase period is from August 1, 2000 to July 31, 2001.

    Each eligible employee will be entitled to have up to $4,000 of base pay withheld during any purchase period. The withheld funds will be applied to the purchase of shares at the end of the purchase period, subject to certain limitations (including the limit on the total number of shares issuable in any purchase period). If any employee's employment is terminated during a purchase period, other than by his or her death, his or her account balance will be paid in cash, and he or she will not be eligible to purchase shares. If an employee dies, his or her legal representatives will have the option as to whether to continue to participate for the remainder of the purchase period.

    Participation. All persons regularly employed by the Company or a subsidiary on the first day of a purchase period who customarily work more than 20 hours per week and more than five months in a calendar year are eligible to participate in the Stock Purchase Plan for that purchase period.

    Shares Reserved for the Stock Purchase Plan. A maximum of 600,000 shares of common stock are reserved for issuance under the Stock Purchase Plan. The compensation committee will establish the number of shares available during any purchase period. The compensation committee has provided for 200,000 shares to be available for purchase under the Stock Purchase Plan during the purchase period August 1, 2000 to July 31, 2001. In the event of a subdivision or combination of the common stock, the Board of Directors will make appropriate adjustments in the maximum number of shares that may thereafter be offered and sold under the Stock Purchase Plan and the terms relating to the price at which shares will be offered. In case of a reclassification or other change in the Company's shares (including a stock dividend), the Board of Directors also will make appropriate adjustments.

    Resale Restrictions. Shares of common stock acquired pursuant to the Stock Purchase Plan are registered under the Securities Act and generally may be reoffered or resold without restriction, subject to applicable law and policy (including the Company's Insider Trading Policy).

    Transferability of Interests in the Stock Purchase Plan. An employee's right to purchase shares of common stock under the Stock Purchase Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or by the laws of descent and distribution.

    Duration of the Plan. The provisions of the Stock Purchase Plan do not limit its duration. The Stock Purchase Plan will terminate when all shares of common stock reserved for sale thereunder shall have been subscribed for; unless earlier terminated by the Board of Directors.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Stock Purchase Plan is intended to qualify as an 'employee stock purchase plan' within the meaning of Section 423 of the Internal Revenue Code. The Stock Purchase Plan is not qualified under Section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

    In general, an employee will have no Federal income tax consequences at the time he or she elects to participate in the Stock Purchase Plan or receives shares at the end of a purchase period. An employee will have taxable income when he or she sells those shares. The tax treatment is different in the following two instances:

     If an employee holds the shares for more than two years after the beginning of the purchase period and one year after he or she receives the shares, the employee will recognize as ordinary income the lesser of (i) 15% of the average of the high and low prices of the common stock on the first day of the purchase period and (ii) the excess of the value of the stock at the time it is sold over the price paid for the stock. Any additional gain or loss will be considered long-term capital gain or loss.

     If an employee holds shares purchased under the Stock Purchase Plan for less than two years after the beginning of the purchase period or less than one year after he or she receives the shares, the employee will recognize as ordinary income the difference between the amount paid and the value of the stock on the last day of the purchase period. Any additional gain or loss will be considered long or short-term capital gain or loss.

    The Company will not be entitled to a compensation expense deduction for any shares purchased by an employee if he or she satisfies the holding period requirements described in the first of the preceding two paragraphs. If the employee does not satisfy those holding requirements, the Company will be entitled to deduct the amount of ordinary income that the employee recognizes.

    The description of tax consequences set forth above is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

    The Board of Directors recommends that stockholders vote FOR the approval of the Stock Purchase Plan.

                      RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has selected the firm of Deloitte & Touche LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for the fiscal year ending May 31, 2001. In accordance with the Company's policy of seeking annual stockholder ratification of the selection of auditors, the Company requests that such selection be ratified by stockholders. The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its partners has any other relationship, direct or indirect, with the Company or its subsidiaries. The Company expects representatives of Deloitte & Touche LLP to be present at the Annual Meeting, and such representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

    The Board of Directors recommends that stockholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2001.

                             STOCKHOLDER PROPOSALS

    If a stockholder wishes to submit a proposal for inclusion in the proxy statement for the 2001 Annual Meeting of Stockholders, such proposal must be received by the Company at its principal executive offices not later than May 1, 2001.

    In accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, management proxy holders intend to use their discretionary voting authority with respect to any stockholder proposal raised at the Company's Annual Meeting in 2001 as to which the proponent fails to notify the Company on or before July 15, 2001 (one year after 45 days prior to the date on which this Proxy Statement was first mailed to stockholders). Notifications must be addressed to the Company's General Counsel at (i) 1305 Campus Parkway, Neptune, New Jersey 07753 (prior to November 1, 2000) and (ii) 3349 Route 138, Wall Township, New Jersey 07719 (after November 1, 2000).

                                 OTHER MATTERS

    The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any other business which others intend to bring before the Annual Meeting. However, if any other matter should properly come before the Annual Meeting or any adjournment of the Annual Meeting, the persons named in the accompanying proxy intend to vote on such matters as they, in their discretion, may determine.

                                          By Order of Board of Directors

                                          TONY L. WOLK
                                          TONY L. WOLK,
                                          Vice President, General Counsel

Dated: August 29, 2000

    PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR VIA THE INTERNET.

    ON WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED WITHOUT CHARGE FROM TONY L. WOLK, GENERAL COUNSEL, CENTENNIAL COMMUNICATIONS CORP., 1305 CAMPUS PARKWAY, NEPTUNE, NEW JERSEY 07753.

                        CENTENNIAL COMMUNICATIONS CORP.
                            AUDIT COMMITTEE CHARTER
                                    MAY 2000

    The Audit Committee (the 'Committee'), of the Board of Directors ('the Board') of Centennial Communications Corp. (the 'Company'), has the oversight responsibility, authority and specific duties as described below.

COMPOSITION

    The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the Nasdaq Marketplace audit committee requirements. The members of the Committee will be elected annually at a meeting of the full Board and will be listed in the annual report to stockholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

    The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission ('SEC'); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication among the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make periodic reports to the Board concerning its activities.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

    Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

    The Committee is to meet at least two times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the

Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate.

ATTENDANCE

    Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

SPECIFIC DUTIES

    In carrying out its oversight responsibilities, the Committee will:

     1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable
         Nasdaq Audit Committee Requirements.
     2. Review with the Company's management and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.
     3. Review with the Company's management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.
     4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.
     5. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board
         Standard No. 1, Independence Discussions with Audit
         Committees.
     6. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q.
     7. At the completion of the annual audit, review with management and the independent accountants the following:

            The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

            Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

            Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

            Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

    If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

     8. After preparation by management and review by independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.
     9. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as 'material' or 'serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.
    10. Review the performance of the independent accountant and make recommendations to the Board concerning the selection, retention or termination of the Company's independent accountants.
    11. Review with management and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.
    12. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.
    13. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of Nasdaq and other accounting, legal and regulatory provisions.
    14. Maintain minutes or other record of meetings and activities of the Audit Committee.

                            APPENDIX I -- PROXY CARD

                                      PROXY
                         CENTENNIAL COMMUNICATIONS CORP.
                               1305 CAMPUS PARKWAY
                            NEPTUNE, NEW JERSEY 07753

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter W. Chehayl and Tony L. Wolk, and each of them, proxies of the undersigned, with full power of substitution, to vote all common stock of Centennial Communications Corp., a Delaware corporation (the "Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, September 21, 2000, or at any adjournment or adjournments thereof, with all the power the undersigned would possess if personally present, on the following matters:

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)

A        [X]      PLEASE MARK YOUR VOTES
                  AS IN THIS EXAMPLE

                                 FOR ALL NOMINEES          WITHHOLD             NOMINEES:
                                 LISTED TO RIGHT         AUTHORITY FOR          Carmen Ana Culpeper
                                                         ALL NOMINEES           Anthony J. de Nicola
                                                                                Mark T. Gallogly
1.       Election of                   [ ]                   [ ]                Lawrence H. Guffey
         Directors                                                              Thomas E. McInerney
                                                                                Rudolph E. Rupert
                                                                                John M. Scanlon
                                                                                Michael J. Small
                                                                                J. Stephen Vanderwoude

INSTRUCTION: to withhold authority to vote for any nominee, write that nominee's name on the line provided below.

----------------------------------------------------


2.       Proposal to approve Centennial Communications Corp. and Its Subsidiaries Employee Stock Purchase
         Plan.

FOR             AGAINST           ABSTAIN

[ ]               [ ]               [ ]

3.       Proposal to ratify the selection by the Board of Directors of Deloitte & Touche LLP as independent auditors for the fiscal year ending May 31, 2001.

FOR             AGAINST           ABSTAIN

[ ]               [ ]               [ ]

4.       In their discretion, the named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN
ITEM 4.

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement. The undersigned hereby revokes any proxies heretofore given.

[ ] I consent to view all future Proxy Statements and Annual Reports online; please do not mail paper copies to me.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE __________________ SIGNATURE ___________________ DATED ________, 2000

NOTE: Please complete, date and sign exactly as your name appears hereon. In the case of joint owners, each owner should sign. When signing as administrator, attorney, corporate officer, executor, guardian, trustee, etc., please give your full title as such.

       APPENDIX II - CENTENNIAL COMMUNICATIONS CORP. AND ITS SUBSIDIARIES
                          EMPLOYEE STOCK PURCHASE PLAN
                          [NOT PART OF PROXY STATEMENT]

                         CENTENNIAL COMMUNICATIONS CORP.

                              AND ITS SUBSIDIARIES

                          EMPLOYEE STOCK PURCHASE PLAN

              CENTENNIAL COMMUNICATIONS CORP. AND ITS SUBSIDIARIES

                          EMPLOYEE STOCK PURCHASE PLAN

1.   PURPOSE

The purpose of the Centennial Communications Corp. and its Subsidiaries Employee Stock Purchase Plan (the "Plan") is to enable Eligible Employees of Centennial Communications Corp. (the "Company") and its Subsidiaries to acquire proprietary interests in the Company through the ownership of common stock in the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. It is the intention of the Company to have the Plan qualify as an "an employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.   DEFINITIONS

The following terms have the following meanings:

(a) "Annual Pay" shall mean an amount equal to the annual basic rate of pay of an Eligible Employee as determined from the payroll records of the Company or a Subsidiary on the effective date of an offer of stock made pursuant to the Plan.

(b) "Average Market Price" shall mean the average of the high and low prices for the Company's Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) (or other quotation service). If the Company's Common Stock is not regularly traded in the over-the-counter market, but is registered on a national securities exchange, "Average Market Price" shall mean the closing price of the Company's Common Stock on such national securities exchange.

(c)  "Board of Directors" shall mean the board of directors of the Company.

(d) "Common Stock" shall mean shares of the $.01 par value Class A common stock of the Company.

(e) "Eligible Employee" shall mean a person regularly employed by the Company or a Subsidiary on the effective date of any offering of any stock pursuant to the Plan, provided, however, that no person shall be considered an Eligible Employee unless he/she is customarily employed by the Company or a Subsidiary for more than twenty hours per week and more than five months in a calendar year, and provided further, that the Board of Directors may exclude the employees of any specified Subsidiary from any offering under the Plan.

(f) "Option" shall mean the right granted to Eligible Employees to purchase the Common Stock under an offering made under the Plan.

(g) "Purchase Period" shall mean the number of calendar months during which installment payments for stock purchased under the Plan shall be made.

(h) "Subscription Period" shall mean that period of time prescribed in any offer of stock under the Plan beginning on the first day employees may elect to purchase shares and ending on the last day such elections are authorized to be received and accepted.

(i) "Subsidiary" shall mean any corporation (other than corporations organized outside of the United States and Puerto Rico) which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424 of the Code.

3.   SHARES RESERVED FOR PLAN ADJUSTMENTS

The shares of the Company's Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of shares of Common Stock which shall be reserved and made available for sale under the Plan shall be 600,000, provided however, that the maximum number of shares that are available in any one purchase period is 200,000, subject to adjustment as determined by the Compensation Committee.

In the event of a subdivision or combination of the Company's shares (including a stock split), the maximum number of shares which may thereafter be issued and sold under the Plan and the number of shares under elections to purchase at the time of such subdivision or combination will be proportionately increased or decreased, the terms relating to the price at which shares under elections to purchase will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the Board of Directors is appropriate under the circumstances. In case of a reclassification or other change in the Company's shares, the Board of Directors also will make appropriate adjustments.

4.   ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee of the Board of Directors. No director of the Company serving as a member of the Committee shall be eligible, at any time while serving as a member of the Committee, to be granted Options under the Plan.

The Committee shall be vested with full authority to make, administer and interpret such rules and regulations regarding the Plan or to make amendments to the Plan itself as it may deem advisable (including in the case of a change in control of the Company); provided, however, that no such amendment shall increase the maximum number of shares available for sale under the Plan, otherwise than as requested to reflect a subdivision or a combination as provided in Article 3 hereof, nor shall any such amendment act to expand the persons eligible to participate in the Plan beyond the employees of the Company and its Subsidiaries. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be binding upon all Eligible Employees and all persons claiming under an Eligible Employee.

5.   PARTICIPATION IN THE PLAN AND ITS EFFECT ON EMPLOYMENT RELATIONSHIP

Options to purchase Common Stock under the Plan shall be granted only to Eligible Employees. Options to purchase shares shall be granted to all Eligible Employees of the Company or any of its Subsidiaries whose Eligible Employees are granted such rights; provided, however, that in no event may an employee be granted an option under this Plan if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or its Subsidiaries. For the purposes of determining stock ownership under this paragraph, the rules of
Section 424 (d) of the Code shall apply, and stock which the employee may purchase under all outstanding options shall be treated as stock owned by the employee.

Neither the Plan nor any Option held by any Eligible Employee hereunder shall be construed as conferring upon such Eligible Employee any right to continue in the employ of the Company or any Subsidiary, or limit in any respect the right of the Company or any Subsidiary to terminate such Eligible Employee's employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

6.   PURCHASE PRICE

The purchase price for shares of Common Stock purchased pursuant to the Plan (except as otherwise provided herein) will be 85 percent of the lesser of (1) the Average Market Price of the Company's common stock on the first day of the Purchase Period or (2) the Average Market Price of the Company's common stock on the last day of the Purchase Period. If no Average Market Price is available on either or both of these days, the purchase price shall be established based upon 85% of the Average Market Price on the last day prior thereto on which an Average Market Price was available.

7.   METHOD OF PAYMENT

Payment for shares purchased pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment. Each Eligible
Employee electing to purchase shares will authorize the Company to withhold a designated amount from his regular weekly, biweekly, semi-monthly, or monthly pay for each payroll period during the Purchase Period. All such payroll deductions made for an Eligible Employee shall be credited to his/her account



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under the Plan. At the end of the Purchase Period, each Eligible Employee shall receive in cash, without interest, the balance remaining in his/her account, if any, after the amount in his/her account has been applied to the purchase of whole shares at the applicable purchase price. Only whole shares of Common Stock may be purchased under the Plan.

8.   EMPLOYEE'S ELECTION TO PURCHASE--GRANT OF OPTIONS

In order to participate in the Plan, an Eligible Employee must sign an election to purchase shares on a form provided by the Company stating that the Eligible Employee desires to purchase shares under the Plan and showing the aggregate amount which the Eligible Employee elects to have withheld from his pay for such Purchase Period and applied to the purchase of shares. The election to purchase shares must be delivered on or before the last day of the Subscription Period to the person or office designated to receive and accept such elections.

In the event the total maximum number of shares resulting from all elections to purchase under any offering of shares under the Plan exceeds the maximum number of shares offered under Section 3 of the Plan, the Company reserves the right to reduce the maximum number of shares which Eligible Employees may purchase pursuant to their elections to purchase, to allot the shares available in such manner as it shall determine, but generally pro rata to subscriptions received and to grant Options to purchase only for such reduced number of shares.

All shares included in any offering under the Plan in excess of the total number of shares which all Eligible Employees elect to purchase and all shares with respect to which elections to purchase are cancelled as provided in Paragraph 12 shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.

9.   LIMITATIONS ON NUMBER OF SHARES WHICH MAY BE PURCHASED

The following limitations shall apply with respect to the number of shares which may be purchased by each Eligible Employee who elects to participate in an offering under the Plan:

a) No Eligible Employee shall be granted an Option to purchase shares under the Plan if such Eligible Employee immediately after such Option is granted, owns stock or holds Options to purchase stock possessing 5% or more of the total combined voting power or value of the capital stock of the Company or of any of its Subsidiaries; and

b) No Eligible Employee may be granted an Option to purchase shares which permits his rights to purchase stock under the Plan and all other stock option plans of the Company and of any of its Subsidiaries pursuant to
     Section 423 of the Code to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of such stock (determined on the date the option to purchase is granted).

10.  RIGHTS AS STOCKHOLDER

An Eligible Employee will become a stockholder of the Company with respect to shares for which payment has been completed at the close of business on the last business day of the Purchase Period. An Eligible Employee will have no rights as a stockholder with respect to shares under an election to purchase shares until he/she has become a stockholder as provided above. At the end of the Purchase Period, eligible employees will receive a form indicating the methods of distribution of Centennial stock purchased under the Plan.

11.  RIGHTS TO PURCHASE SHARES NOT TRANSFERABLE

An Eligible Employee's rights under his election to purchase shares may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. If this provision is violated, the right of the Eligible Employee to purchase shares shall terminate and the only right remaining under such Eligible Employee's election to purchase will be to have paid over to the person entitled thereto the amount then credited to the Eligible Employee's account, without interest.

12.  CANCELLATION OF ELECTION TO PURCHASE



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An Eligible Employee who has elected to purchase shares may elect on of the three options to change or cancel his/her election one time during the Purchase Period. Only one such election is permitted by any employee during any Purchase Period. Any such cancellation shall be effective upon the delivery by the Eligible Employee of written notice of cancellation to the office or person designated to receive elections. Such notice of cancellation must be so delivered before the close of business on the last business day of the Purchase Period. If an Eligible Employee reduces the amount authorized to be withheld from his/her pay, he/she shall continue to make installment payments at the reduced rate for the remainder of the Purchase Period.

The three options are:

     (a) He/She may terminate all future contributions and receive in cash, without interest, as soon as administratively practicable after delivery of the notice of cancellation, the amount then credited to his account, or

     (b) He/She may terminate all future contributions but keep his/her existing contributions in his/her account and receive shares at the end of the Purchase Period according to Plan procedures, or

     (c) He/She may reduce the amount of contributions withheld from each paycheck for the remainder of the Purchase Period after delivery of the Cancellation/Change Authorization form.

13.  LEAVE OF ABSENCE OR LAYOFF

An Eligible Employee purchasing stock under the Plan who is granted a leave of absence (including a military leave) during the Purchase Period and such absence is for a period of 90 days or less (or if for a period in excess of 90 days, the Employee's right of reemployment with the Company is guaranteed either by statute or by contract), may during such period of absence make payments in cash to the Company in amounts equal to what such payments would have been pursuant to corresponding payroll deductions.

14.  EFFECT OF FAILURE TO MAKE PAYMENTS WHEN DUE

If in any payroll period, for any reason not set forth in Paragraph 13, an Eligible Employee who has filed an election to purchase shares under the Plan has no pay or his/her pay is insufficient (after other authorized deductions) to permit deduction of his/her installment payment, such payment may be made in cash at the time. If not so made, the Eligible Employee, when his/her pay is again sufficient to permit the resumption of installment payments, must pay in cash the amount of the deficiency in his/her account or arrange for uniformly increased installment payments so that, assuming the maximum purchase price per share, payment for the maximum number of shares covered by his/her Option will be completed in the last month of the Purchase Period. If the eligible employee elects to make increased installment payments, he/she may, nevertheless, at any time, make up the remaining deficiency by a lump sum payment.

Subject to the above and other provisions of the plan permitting postponement, the Company may, in its sole discretion, treat the failure by an Eligible Employee to make any payment as a cancellation of his/her election to purchase shares. Such cancellation will be effected by mailing notice to him/her at his/her last known business or home address. Upon such mailing, his/her only right will be to receive in cash, without interest, the amount credited to his/her account.

15.  DEATH

If an Eligible Employee dies and has an election to purchase shares in effect at the time of his/her death, the legal representative of the deceased Eligible Employee may, within three months from the date of death (but in no event later than the end of the Purchase Period), by delivering written notice to the office or person designated to receive elections, elect to:

     (a) Complete the remaining installment payments in cash,

     (b) Make a lump sum payment in the amount of any deficiency for the remaining portion of the Purchase Period, or

     (c) Cancel the election to purchase shares in accordance with the provisions of Paragraph 12.

If no such notice is given within such period, the election will be deemed cancelled as of the date of death, and the only right of such legal representative will be to receive in cash, without interest, the amount credited to the deceased Eligible Employee's account.

16.  TERMINATION OF EMPLOYMENT OTHER THAN FOR DEATH

If an Eligible Employee's employment is terminated for any reason other than death prior to the end of the Purchase Period, his/her election to purchase shall thereupon be deemed cancelled as of the date on which his employment ended. In such an event, no further payments under such election will be permitted, and the Eligible Employee's only right will be to receive in cash, without interest, the amount credited to his account.

17.  APPLICATION OF FUNDS, INTEREST

All funds received by the Company in payment for shares purchased under the Plan and held by the Company at any time may be used for any valid corporate purpose.

All cash payments to be made to Eligible Employees hereunder shall be made exclusive of interest.

18.  GOVERNMENTAL APPROVALS OR CONSENTS

The Plan shall not be effective unless it is approved by the stockholders of the Company within 12 months after the Plan is adopted by the Board of Directors of the Company. The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors of the Company may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code or the laws of any state.